CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated December 20, 2005, in this Post-Effective Amendment to the Registration Statement (Form S-6) and related Prospectus of Claymore Securities Defined Portfolios, Series 135, Investment Grade Corporate Defined Portfolio (Intermediate), Series 4 dated January 19, 2006.


                                                          /s/ Grant Thornton LLP


Chicago, Illinois
January 19, 2006